UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2016

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd, Suite 200 Columbus, OH	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (614) 985-3648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On May 13, 2016 (the “Effective Date”), Omega Commercial Finance Corporation. (“Omega” or the “Company”), through its subsidiary, Omega FLK Property LLC (“FLK”) entered into a five-year lease purchase agreement (the “Agreement”) with Sapodilla Holdings LLC (the “Landlord”) with respect to a property located at  7200 Aviation Blvd. Marathon, FL 33050 (the “Property”).

Under the Agreement, FLK is required to pay the Landlord a security deposit of $80,000 and monthly lease payments of $25,000 from May through December 2016, $30,000 for the calendar year 2017, and $35,000 for the balance of the term of the Agreement, which ends five years from the Effective Date, for a total of $1,960,000.  FLK’s financial and other obligations under the Agreement are guaranteed by Omega.

The Property is comprised of 2.9 +/- acres of land, twenty-five (25) entitled transient hotel rooms, a pool, other common areas, and a dock/marina with (20) boat slips.  The hotel and marina is currently generating operating income, with month-to-month rental units at a 100% occupancy rate and has been renamed Bluewater Cay Hotel & Marina Resort.   The Property will be administered by Mike Dworniczak the onsite property manager.

The foregoing summary of the Agreement is qualified in its entirety by the copy of the Agreement filed as Exhibit 10.1 to this this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1 – Commercial Lease Agreement dated May 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Todd C Buxton

Todd C. Buxton, CEO